As filed with the Securities and Exchange Commission on February 2, 1999.

                                                 Registration No. 333-__________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            -------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933

                            -------------------------

                                ACTEL CORPORATION
             (Exact name of Registrant as specified in its charter)

               California                               77-0097724
    (State or other jurisdiction of                  (I.R.S. Employer
     incorporation or organization)                Identification No.)

                               955 E. Arques Ave.
                               Sunnyvale, CA 94086
                    (Address of principal executive offices
)
                            -------------------------

                        1986 INCENTIVE STOCK OPTION PLAN
                        1993 DIRECTORS' STOCK OPTION PLAN
                        1993 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the Plans)

                            -------------------------

                                  John C. East
                      President and Chief Executive Officer
                                ACTEL CORPORATION
                               955 E. Arques Ave.
                               Sunnyvale, CA 94086
                                 (408) 739-1010
            (Name, address and telephone number of agent for service)

                            -------------------------

                                   Copies to:

                            HENRY P. MASSEY, JR. ESQ.
                             PETER S. HEINECKE, ESQ.
                        Wilson Sonsini Goodrich & Rosati
                            Professional Corporation
                               650 Page Mill Road
                        Palo Alto, California 94304-1050
                                 (650) 493-9300

                         CALCULATION OF REGISTRATION FEE

                                                                   Proposed             Proposed
              Title of                       Maximum                Maximum             Maximum
             Securities                       Amount               Offering            Aggregate           Amount of
               to be                          to be                Price Per            Offering         Registration
             Registered                     Registered               Share               Price               Fee
------------------------------------- ----------------------- -------------------- ------------------- -----------------
Common Stock, $0.001 par value, to       2,781,488 shares          $ 17.969(2)        $ 49,980,558          $ 13,895
be issued under 1986 Incentive
Stock Option Plan

Common Stock,$0.001 par value, to          127,500 shares          $ 17.969(2)           2,291,048               637
be issued under 1993 Directors'
Stock Option Plan

Common Stock,$0.001 par value, to        2,119,680 shares          $ 17.969(2)          38,088,530            10,589
be issued under 1993 Employee Stock
Purchase Plan
------------------------------------- ----------------------- -------------------- ------------------- -----------------
Total                                    5,028,668 shares(1)                          $ 90,360,136          $ 25,121
===================================== ======================= ==================== =================== =================

(1) For the sole purpose of calculating the registration fee, the number of shares to be registered under this Registration Statement is the number of additional shares authorized to be issued under the 1986 Incentive Stock Option Plan, the 1993 Directors' Stock Option Plan, and the 1993 Employee Stock Purchase Plan.

(2) Estimated in accordance with Rule 457(h) under the Securities Act of 1933, as amended (the "Act") solely for the purpose of calculating the total registration fee. Computation based upon the average of the high and low prices of the Common Stock as reported on the Nasdaq National Market on January 29, 1999 because the prices at which the options to be granted in the future may be exercised and the prices at which shares will be purchased in the future are not currently determinable.

PART II: INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3   INFORMATION INCORPORATED BY REFERENCE

         The following documents and information heretofore filed with the Securities and Exchange Commission are hereby incorporated by reference:

         Item 3(a)

                  The Registrant's Annual Report on Form 10-K filed on March 31, 1998, which contains audited financial statements for the Registrant's fiscal year ended December 28, 1997, the latest fiscal year for which such statements have been filed.

         Item 3(b)

                  The  Registrant's  Quarterly  Report on Form 10-Q filed on May
         13,  1998,   which  contains  the  Registrant's   unaudited   financial
         statements as of March 29, 1998.

                  The Registrant's Quarterly Report on Form 10-Q filed on August
         17,  1998,   which  contains  the  Registrant's   unaudited   financial
         statements as of June 28, 1998.

                  The Registrant's Quarterly Report on Form 10-Q filed on November 18, 1998, which contains the Registrant's unaudited financial statements as of October 4, 1998.

         Item 3(c)

                  Items 1 and 2 of the Registrant's Registration Statement on Form 8-A declared effective on August 2, 1993, pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                  All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Item 4   DESCRIPTION OF SECURITIES

         Not Applicable.

Item 5   INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not Applicable.

Item 6   INDEMNIFICATION OF DIRECTORS AND OFFICERS

         As permitted by the California General Corporation Law, the Registrant has included in its Articles of Incorporation a provision to eliminate the personal liability of its directors for monetary damages for breach or alleged breach of their fiduciary duties as directors, subject to certain exceptions. In addition, the Bylaws of the Registrant provide that the Registrant is required to indemnify its officers and directors under certain circumstances, including those circumstances in which indemnification would otherwise be discretionary, and the Registrant is required to advance expenses to its officers and directors as incurred in connection with proceedings against them for which they may be indemnified. The Registrant has entered into indemnification agreements with its officers and directors containing provisions that are in some respects broader than the specific indemnification provisions contained in the California General Corporation Law. The indemnification agreements may require the Registrant, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature), to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, and to obtain directors' and officers' insurance if available on reasonable terms. At present, the Registrant is not aware of any pending or threatened litigation or proceeding involving a director, officer, employee or agent of the Registrant in which indemnification would be required or permitted. The Registrant believes that its charter provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

Item 7   EXEMPTION FROM REGISTRATION CLAIMED

         Not Applicable.

Item 8   EXHIBITS

          Exhibit
          Number                         Document

            4.1 Restated Certificate of Incorporation of Registrant (incorporated by reference to Exhibit 2.2 to Registrant's Form S-1 (file No. 33-64704) declared effective on August 2, 1993).

            5.1            Opinion of Counsel as to Legality of Securities Being
                           Registered.

           23.1            Consent of Ernst & Young,  LLP  Independent  Auditors
                           (see page 7).

           23.2            Consent of Counsel (contained in Exhibit 5.1 hereto).

           24              Power of Attorney (see page 6).

Item 9   UNDERTAKINGS

         A.       The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant, Actel Corporation, a corporation organized and existing under the laws of the State of California, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on February 2, 1999.

                                    ACTEL CORPORATION


February 2, 1999                    By:          /s/ David L. Van De Hey
                                       -----------------------------------------
                                                   David L. Van De Hey
                                              Vice President & General Counsel
                                                      and Secretary

                                POWER OF ATTORNEY

 KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John C. East and David L. Van de Hey, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

 Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                Signature                                          Title                                Date
------------------------------------------  ---------------------------------------------------   ----------------
             /s/ John C. East               President and Chief  Executive  Officer  (Principal    January 22, 1999
------------------------------------------  Executive Officer) and Director
              (John C. East)

           /s/ Henry L. Perret              Vice  President  of  Finance  and  Chief  Financial    January 22, 1999
------------------------------------------  Officer   (Principal   Financial   and   Accounting
            (Henry L. Perret)               Officer)

            /s/ Jos C. Henkens              Director                                               January 22, 1999
------------------------------------------
             (Jos C. Henkens)

          /s/ Jacob S. Jacobsson            Director                                               January 22, 1999
------------------------------------------
           (Jacob S. Jacobsson)

       /s/ Frederic N. Schwettmann          Director                                               January 22, 1999
------------------------------------------
        (Frederic N. Schwettmann)

          /s/ Robert G. Spencer             Director                                               January 22, 1999
------------------------------------------
           (Robert G. Spencer)